As filed with the Securities and Exchange Commission on September 4, 2009
Registration No. 333-161302

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIVAKOR, INC.
(Name of small business issuer in its charter)

Nevada	8371	26-2178141
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

2590 Holiday Road, Suite 100
Coralville, IA  52241
(319) 625-2172
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.
4625 West Nevso Drive, Suite 2
Las Vegas, NV  89103
(888) 705-7274
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher A. Wilson, Esq.
Wilson, Haglund & Paulsen, P.C.
9110 Irvine Center Drive
Irvine, CA  92618
Telephone No. (949) 752-1100
Facsimile No. (949)  752-1144
cwilson@whp-law.com

Approximate date of proposed sale to the public: Completed

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post Effective Amendment  No. 1 adds certain exhibits omitted or incomplete as of the original filing date of the registration statement on Form S-1.

Item 16. Exhibits.

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Vivakor, Inc. dated April 30, 2008.*

3.1.1	Amendment to Articles of Incorporation of Vivakor, Inc. dated September 5, 2008.*

3.1.2	Articles of Conversion from limited liability company to corporation dated April 30, 2008.*

3.1.3	Limited liability company Articles of Organization of Genecular Holdings, LLC dated November 1, 2006.*

3.2	Bylaws dated April 30, 2008.*

5.1	Opinion of Wilson, Haglund & Paulsen, P.C.**

10.1	2008 Incentive Plan.*

10.2	Form of Stock Option Agreement under the Vivakor, Inc. 2008 Incentive Plan.*

10.3	Form of Restricted Stock Award and Agreement under the Vivakor, Inc. 2008 Incentive Plan.*

10.4	Acquisition Agreement and Plan of Acquisition, dated as of September 8, 2008.*

10.5	Secured Nonrecourse Promissory Note, dated September 18, 2008.*

10.6	Pledge and Security Agreement, dated as of September 30, 2008.*

10.7	Subscription Agreement.**

14.1	Vivakor, Inc. Code of Ethics.*

21.1	Subsidiaries of the registrant.*

23.1	Consent of McGladrey & Pullen, LLP.*

23.2	Consent of Wilson, Haglund & Paulsen, P.C. (included in Exhibit 5.1 herein).**

24.1	Power of Attorney (included on signature page).**

*   Previously filed.

** Filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, in the City of Coralville, State of Iowa on September 4, 2009.

Vivakor, Inc.

By:	/s/ Tannin J. Fuja
Tannin J. Fuja
President and Director

In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment was signed by the following persons in the capacities stated on September 4, 2009:

Signature	Title

/s/ Tannin J. Fuja	President and Director
Tannin J. Fuja

/s/ Matthew Nicosia	Director
Matthew Nicosia